Exhibit 99.1

Hennessy Capital Investment Corp. V and Plus Mutually Agree to Terminate Business Combination Agreement

NEW YORK and CUPERTINO, Calif. – November 8, 2021 – Hennessy Capital Investment Corp. V (NASDAQ: HCIC) (“HCIC V” or “Hennessy Capital”), a publicly traded special purpose acquisition company, and Plus (formerly Plus.ai), a global provider of self-driving truck technology, announced today that the companies have mutually agreed to terminate their previously announced Merger Agreement and Plan of Reorganization, effective immediately, given the November 8, 2021 “outside date” set forth in the Merger Agreement. In light of recent developments in the regulatory environment outside of the United States, Plus is pursuing a potential restructuring of certain aspects of its business, after which HCIC V and Plus may enter into discussions with respect to a potential new business combination.

Daniel J. Hennessy, Chairman and CEO of HCIC V, said: “HCIC was formed to merge with a company that provides sustainable technologies. We believe in the potential for autonomous trucks to transform the trucking industry and in Plus’s ability to continue its global deployment of autonomous trucking technology. We remain optimistic that the parties can once again explore a business combination in the near term that will further advance sustainable transportation.”

“Plus has achieved tremendous momentum in executing against our plans to bring autonomous trucks to market globally. In 2021, we started delivery of our driver-in autonomous driving solution, PlusDrive, to customers and received thousands of pre-orders. We also completed a fully driverless truck demo on a highway that showcased the future of trucking. We are grateful for the support we have received from the Hennessy team, whose commitment to sustainable commercial transportation technologies we share,” said David Liu, CEO and Co-founder at Plus.

Neither party will be required to pay the other a termination fee as a result of the mutual decision to terminate the Merger Agreement.

About Hennessy Capital Investment Corp. V

Hennessy Capital Investment Corp. V is a special purpose acquisition company (or SPAC) which raised $345 million in its IPO in January 2021 and is listed on the Nasdaq Capital Market (NASDAQ: HCIC). Hennessy Capital Investment Corp. V was founded by Daniel J. Hennessy to pursue an initial business combination, with a specific focus on businesses in the sustainable industrial technology and infrastructure industries. For more information, please visit www.hennessycapllc.com.

About Plus

Plus is a global leader in autonomous driving technology for long-haul trucking, headquartered in Silicon Valley. Plus is developing high-performance full-stack Level 4 autonomous driving technology to enable driverless trucks. Plus’s first commercial product, PlusDrive, is a driver-in solution that supports drivers to make long-haul trucking safer, more efficient, more comfortable, and more sustainable. PlusDrive is already being delivered to world-class fleets and truck manufacturers. For more information, please visit www.plus.ai or follow us on LinkedIn or YouTube.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Hennessy Capital’s or Plus’s future plans, strategy and performance. Such forward-looking statements include, but are not limited to, the capability of Plus’s technology, the restructuring of certain aspects of Plus’s business and statements relating to the proposed business combination between Plus and Hennessy Capital, including possible future discussions between the parties with respect to a potential new business combination transaction. Such forward-looking statements are based on current expectations that are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from expectations expressed or implied by such forward-looking statements. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made as of the date of this press release, and neither Hennessy Capital nor Plus assumes any obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

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CONTACTS

HCIC
Cody Slach

Gateway IR

949-574-3860
HCIC@gatewayir.com

PLUS
Media
Lauren Kwan
pr@plus.ai

Investors

Jessie Fan
ir@plus.ai